Exhibit 10.14

READY CAPITAL CORPORATION

2023 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT is made by and between Ready Capital Corporation, a Maryland corporation (the “Company”), and [  ] (the “Grantee”), dated as of the [  ] day of [  ], 20[  ].

WHEREAS, the Company maintains the Ready Capital Corporation 2023 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, in accordance with the Plan, the Company may from time to time issue awards of Restricted Stock Units (“RSUs”) (also generally known and referred to under the Plan as performance-based equity awards) to individuals and persons who provide services to, among others, the Company and Waterfall Asset Management, LLC (the “Manager”);

WHEREAS, the Grantee,  as the Manager, an officer, director, advisor, employee or other personnel of the Company, the Subsidiaries or the Manager (or with the consent of the Board or the Compensation Committee of the Company (the “Compensation Committee”), any of the respective affiliates of the Company, the Subsidiaries, or the Manager, or any joint venture affiliate of the Company) or another person expected to provide significant services (of a type expressly approved by the Committee as covered services) to one or more of the Company, the Subsidiaries and the Manager,  is an Eligible Person under the terms of the Plan;  and

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant RSUs to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.          Grant of RSUs.

The Company hereby grants the Grantee [•] RSUs. The RSUs are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern. Where the context permits, references to the Company shall include any successor to the Company.

2.          Restrictions.

The RSUs awarded pursuant to this Agreement and the Plan shall be subject to the terms and conditions set forth in this Paragraph 2.

(a)          Subject to clauses (b) and (c) below, the RSUs granted hereunder (the “Performance-Vesting Restriction Period”) shall begin on the date hereof and lapse, solely to the extent the Grantee has not had a Termination of Service on or prior to [  ] and solely to the extent the Company achieves the performance goals for the period ending [  ] as set forth in Schedule I.

(b)         Subject to clause (c) below, upon the Grantee’s Termination of Service for any reason, all unvested RSUs shall thereupon, and with no further action, be forfeited by the Grantee, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.

(c)         Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Company,  or in such other capacity as determined by the Committee (or if no Committee is appointed, the Board), and the termination of such successor service shall be treated as the applicable termination.

3.          Voting and Other Rights.

The Grantee shall have no rights of a stockholder (including the right to distributions or dividends), and will not be treated as an owner of Shares for tax purposes, except with respect to Shares that have been issued.  If any dividends or other distributions are paid with respect to the Shares while the RSUs are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of Shares then underlying the RSUs shall be credited to a bookkeeping account and held (without interest) by the Company for the account of Grantee until the Vesting Date. Such amounts shall be subject to the same vesting and forfeiture provisions as the RSUs to which they relate. Accrued dividends held pursuant to the foregoing provision shall be paid by the Company to Grantee on the Vesting Date, provided that Grantee has provided continuous, eligible service to the Company through the Vesting Date.

4.          Settlement.

One Share of Common Stock of the Company shall be issued to the Grantee in settlement of each vested RSU not later than 30 days following the date that the Committee certifies achievement of the applicable performance goal(s), but in any event no later than 60 days following the final Vesting Date set forth in Paragraph 2(a) above (either by delivering one or more certificates for such Share or by entering such Share in book entry form, as determined by the Company in its discretion).  Such issuance shall constitute payment of the RSUs.  References herein to issuances to the Grantee shall include issuances to any beneficial owner or other person to whom (or to which) the Shares are issued.  The Company’s obligation to issue Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Paragraph 5(l) and the Company may meet any obligation to issue Shares by having one or more of its Subsidiaries or affiliates issue the Shares.  The Grantee shall have no further rights with respect to any RSUs, including with respect to any DER granted in connection with the RSU, that are paid or that terminate pursuant to Paragraph 2(b).  For the avoidance of doubt, to the extent the terms of this Paragraph 4 conflict with any terms of the Plan relating to the settlement of RSU or DERs, the terms of this Paragraph 4 shall govern.

5.          Miscellaneous.

(a)         The value of an RSU may decrease depending upon the Fair Market Value of a Share from time to time.  Neither the Company, the Committee, the Manager, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the RSUs.  If the value of such RSUs decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.

(b)         Participation in the Plan confers no rights or interests other than as herein provided.  With respect to this Agreement, (i) the RSUs are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company in the manner specified in Paragraph 5(f) and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan).  The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if the RSUs vest pursuant to Paragraph 2.  The award of RSUs is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)         Governing Law; Venue; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)         The Committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate.  In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.  All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantee.

(e)         All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 5(e).

(f)         If the grant made hereby is made to an affiliate of the Manager in consideration of services rendered thereby, and is in turn made by such affiliate of the Manager in consideration of the services rendered by the Grantee, for purposes of the provisions in Paragraphs 2(a) through 2(c) above relating to employment with the Company (and the termination thereof), and also for purposes of any references in the Plan to an employment agreement, “Company,” as the context so requires, shall include Manager and its affiliates to the extent that the Grantee is a provider of services to such entities.

(g)         The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(h)         The Company or the Manager shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(i)          Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Board determines that the Plan or the RSU is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Board reserves the right (without any obligation to do so or to indemnify the Grantee for failure to do so), without the consent of the Grantee, to amend or terminate the Plan and this Agreement and/or amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

(j)          The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan.

(k)         Unless otherwise permitted in the sole discretion of the Committee, (i) neither this Agreement nor any rights granted herein shall be assignable by the Grantee, and (ii) no purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or Shares by any holder thereof in violation of the provisions of this Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or Shares on its books nor will any Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

(l)          The Grantee hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.

(m)        The Grantee hereby represents and agrees that the Grantee is not acquiring the RSUs or the Shares with a view to distribution thereof.

(n)         Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company, its Subsidiaries or any other Participating Companies or interfere in any way with the right of any such entity and its stockholders to terminate the Grantee’s employment or other service at any time.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service as provided in this Agreement or under the Plan.

(o)         This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(p)         This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(q)         Except as otherwise provided in the Plan or clause (i) above, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

READY CAPITAL CORPORATION

By:
Name:
Title:

The undersigned hereby accepts and agrees to all of the terms and provisions of this Agreement.

[Signature Page to Award Agreement]

SCHEDULE I

Subject to Section 2 of this Agreement, the RSUs shall become free from restriction on [  ] (the “Vesting Date”), subject to the achievement of certain performance criteria as set forth below:

[  ]